EXHIBIT 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE
OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, Howard G. Phanstiel, state and attest that:

1.	To the best of my knowledge, based upon a review of the covered reports of PacifiCare Health Systems, Inc. and, except as corrected or supplemented in a subsequent covered report:

	•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

	•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2.	I have reviewed the contents of this statement with the Company’s audit committee.

3.	In this statement under oath, each of the following, if filed with the Commission on or before the date of this statement, is a “covered report”:

	•	the Annual Report on Form 10-K filed with the Commission on March 19, 2002 of PacifiCare Health Systems, Inc.;

	•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of PacifiCare Health Systems, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above (including the reports on Form 10-Q of PacifiCare Health Systems, Inc. for the quarters ended March 31, 2002 and June 30, 2002, the reports on Form 8-K of PacifiCare Health Systems, Inc. filed with the Commission on January 7, 2002, May 3, 2002, May 14, 2002, May 16, 2002 and May 17, 2002, and the definitive proxy materials of PacifiCare Health Systems, Inc. filed with the Commission on April 30, 2002); and

	•	any amendments to any of the foregoing.

/s/ HOWARD G. PHANSTIEL Howard G. Phanstiel President and Chief Executive Officer (Principal Executive Officer)	Subscribed and sworn to before me this 7th day of August 2002. /s/ JENNIFER L. VEASEY Notary Public

My Commission Expires: December 2, 2005